UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 3, 2005

MUELLER GROUP, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117473	37-138-7813
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Eldorado Street
Decatur, IL 62522-1808
(Address of Principal Executive Offices)

(217) 423-4471

 (Registrant’s telephone number, including area code)

Mueller Group, Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Introductory Note

On October 3, 2005, Mueller Water Products, Inc. (“Mueller Water”), the direct parent of Mueller Group, Inc. (“Mueller Group”), was acquired by Walter Industries, Inc. (“Walter Industries”) pursuant to the merger (the “Merger”) of JW MergerCo, Inc., a wholly-owned subsidiary of Walter Industries (“MergerCo”), into Mueller Water pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 17, 2005, among Mueller Water, Walter Industries, DLJ Merchant Banking II, Inc., as the stockholders’ representative, and MergerCo.  On September 22, 2005, Walter Industries contributed United States Pipe and Foundry, Inc., a wholly-owned subsidiary of Walter Industries, to Mueller Holding Company, Inc., a wholly-owned subsidiary of Walter Industries (“Mueller HoldCo”), which was subsequently converted into an Alabama limited liability company, and changed its name to United States Pipe and Foundry, LLC (“U.S. Pipe”).  Immediately following the Merger, Mueller Water and Mueller Group were converted into Delaware limited liability companies pursuant to Delaware law (the “Conversions”), and changed their names to Mueller Water Products, LLC and Mueller Group, LLC (the “Company”), respectively.  Immediately following the Conversions, Mueller HoldCo contributed U.S. Pipe to Mueller Water Products, LLC, which then contributed U.S. Pipe to the Company.

Item 1.01               Entry into a Material Definitive Agreement.

On October 3, 2005, the Company entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, Calyon New York Branch, Fifth Third Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other lenders named therein.  The Credit Agreement provides for a seven-year term loan facility of $1,050,000,000 and a five-year revolving credit facility of $145,000,000.  The obligations under the Credit Agreement are secured obligations of the Company and Mueller HoldCo, Mueller Water Products, LLC, Mueller Water Products Co-Issuer, Inc., Mueller Group Co-Issuer, Inc., and substantially all of the material wholly-owned domestic subsidiaries of the Company.

The Credit Agreement contains customary events of default and covenants, including, among other things, covenants that restrict the ability of the Company and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, and engage in mergers or consolidations, and certain restrictive financial covenants.

If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The description of the Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement.

On October 3, 2005, in connection with the consummation of the Merger, Mueller Group, Inc. terminated its credit agreement (the “Old Credit Agreement”), dated as of April 23, 2004, among Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent, and a syndicate of financial institutions as lenders.  The Old Credit Agreement was terminated in connection with the effectiveness of the Credit Agreement as described under Item 1.01 above.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 2.04               Triggering Events That Accelerate or Increase a Direct Financial Obligation.

1.             Redemption of Second Priority Senior Secured Floating Rate Notes due 2011; Satisfaction and Discharge

On October 3, 2005, Mueller Group delivered a notice of redemption with respect to all of its outstanding Second Priority Senior Secured Floating Rate Notes due 2011 (“Floating Rate Notes”), providing for the redemption of all such Floating Rate Notes on November 2, 2005.  In addition, Mueller Group delivered to Law Debenture Trust Company of New York, the trustee for the Floating Rate Notes, $104,144,236 in trust equal to the principal, premium and interest accruing to the redemption date.  As a result of Mueller Group having called the Floating Rate Notes for redemption and having made the payment into trust, as well as having satisfied certain other procedural requirements, Mueller Group has satisfied and discharged its obligations under the Floating Rate Notes and the related indenture.

2.             Offer to Purchase Senior Subordinated Notes

The Merger constitutes a “Change of Control” under the terms of the Indenture, dated as of April 23, 2004 (the “Senior Subordinated Note Indenture”), as amended, among Mueller Group, as issuer, Mueller Group Co-Issuer, Inc., as co-issuer, the certain guarantors party thereto and Law Debenture Trust Company of New York, as trustee, pursuant to which Mueller Group issued its 10% Senior Subordinated Notes due 2012 (the “Senior Subordinated Notes”).  The Company announced on October 4, 2005 that it was commencing a tender offer as required by the Indenture, pursuant to which the Company is offering to purchase any and all of the approximately $315 million principal amount at maturity of Senior Subordinated Notes outstanding at a purchase price equal to 101% of the principal amount of such securities plus accrued and unpaid interest to the settlement date for Senior Subordinated Notes purchased pursuant to such offer.  The tender offer will expire at 5:00 p.m., New York City time, on November 4, 2005 (unless extended by the Company).

The Company expects to finance the purchase of tendered Senior Subordinated Notes having an aggregate purchase price of $25,000,000 or less with revolving credit loans drawn under the Credit Agreement described in Item 1.01 above.  If the aggregate amount of funds necessary to purchase tendered Senior Subordinated Notes exceeds $25,000,000, the additional funding will be borrowed under a senior subordinated bridge facility to be entered into among the Company, the lenders party thereto and Banc of America Bridge LLC, as Administrative Agent, as to which Walter Industries has a commitment letter.

Item 5.01               Change in Control of Registrant.

On October 3, 2005, pursuant to the terms of the Merger Agreement, Walter Industries consummated the acquisition of Mueller Water, the direct parent of Mueller Group, through the merger of MergerCo into Mueller Water.  Mueller Water was the surviving corporation in the Merger.  As a result of the Merger, Mueller Group became an indirect wholly-owned subsidiary of Walter Industries.

The aggregate purchase price paid for all outstanding shares of common stock, par value $0.01, of Mueller Water was approximately $928.6 million, subject to post-closing adjustments specified in the Merger Agreement based on Mueller Water’s working capital upon the closing of the transaction.  The aggregate purchase price was funded through the use of Walter Industries’ available cash, the Credit Agreement described in Item 1.01, a $675,000,000 credit agreement among Walter Industries, as borrower, each lender party thereto and Bank of America, N.A., as administrative agent, a dividend of $445,000,000 from Mueller Water, and a $20,000,000 loan from the Company to Mueller HoldCo in exchange for a 9% Subordinated Note Due 2013 of Mueller HoldCo.  A copy of Walter Industries’ press release announcing the completion of the Merger has been furnished on a Current Report on Form 8-K filed by Walter Industries on October 3, 2005.

Item 8.01               Other Events.

See the events disclosed under “Introductory Note”.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Credit Agreement, dated as of October 3, 2005, among Mueller Group, LLC, Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, Calyon New York Branch, Fifth Third Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER GROUP, LLC

	By:	/s/ Victor P. Patrick
		Name:	Victor P. Patrick
		Title:	Vice President and Assistant Secretary

Date: October 5, 2005

MUELLER GROUP, LLC

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 3, 2005, among Mueller Group, LLC, Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, Calyon New York Branch, Fifth Third Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other lenders named therein.